Investor Presentation Fourth Quarter 2020 Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward- looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic continues to impact general business and economic conditions as well as our customers, counterparties, employees, and third-party service providers. Continued uncertainty in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. 2

Non-GAAP Financial Measures 3 This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, adjusted noninterest expense, adjusted noninterest expense/average assets, adjusted net income, adjusted diluted earnings per share, average tangible common equity, adjusted return on average assets, return on average tangible common equity, adjusted return on average tangible common equity, tangible book value per common share and allowance for loan losses to loans, excluding PPP loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included on the slide at the end of this presentation entitled “Reconciliation of Non-GAAP Financial Measures.”

• Digital bank with unique business model and over 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a clear pathway to greater profitability 4 $4.2B Assets $3.1B Loans $3.3B Deposits A Pioneer in Branchless Banking

Nationwide Branchless Deposit Franchise 5 $3.3 Billion Total Deposits* $678.2 million 20.7% $285.3 million 8.7% $1,230.0 million 37.6% $592.8 million 18.1% $484.8 million 14.8% * As of December 31, 2020; $117 million of brokered deposits and $2.1 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 27.9% 5-year CAGR Nationwide consumer, small business and commercial deposit base Innovative technology and convenience supported by exceptional service Digital business model minimized operational disruptions due to COVID-19

Multiple Opportunities to Grow Deposits 6  Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online, especially following the experience of COVID-19  Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue  Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers  Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience

7 Commercial - National Commercial - Regional DIVERSIFIED ASSET GENERATION PLATFORM  C&I – Central Indiana  C&I – Arizona  Investor CRE – Central Indiana  Construction – Central Indiana  Single tenant lease financing  Small business lending  Public finance  Healthcare finance (via relationship with Lendeavor)  Digital direct-to-consumer mortgages  Specialty lending – horse trailers and RVs Consumer - National National and Regional Asset Generation Platform

Small Business, Big Opportunity  Complementary to existing business lines  Diversifies revenue in a capital efficient manner  Opportunities on both sides of the balance sheet 8 Enhanced Treasury Management Capabilities Upgraded Digital Account Access SBA Lending

9 Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent  American Banker’s “Best Banks to Work For”  Eight years in a row  “Top Workplaces in Indianapolis” The Indianapolis Star  Seven years in a row including being #8 in 2020, #1 in 2019, #4 in 2018 and #2 on the list in 2017  “Best Places to Work in Indiana”  Five of last seven years  “Best Small Business Checking Account” – Newsweek ranking of “America’s Best Banks 2021”  “Best Online Banks 2021” – Bankrate and GoBanking Rates annual “Best Banking” awards  Top Rated Online Business Bank in 2017 – Advisory HQ  TechPoint 2016 Mira Award “Tech-enabled Company of the Year”  Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”)  Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category

Loan Deferral Summary 10 Deferrals (Dollars in millions) As of May 15, 2020 As of July 17, 2020 As of August 28, 2020 As of October 16, 2020 As of January 15, 2021 % of Balances with Deferrals1 Commercial and industrial $15.9 $1.7 $0.5 $0.7 $0.1 0.2% Single tenant lease financing $259.0 $276.8 $27.8 $5.4 - - Owner-occupied CRE $16.2 $19.3 $5.7 $6.2 - - Investor CRE $0.4 $0.4 $0.4 - - - Healthcare finance $297.0 $57.8 $7.7 $2.3 $0.6 0.1% Small business $23.7 $1.8 - $3.4 $5.0 3.9% Total commercial $612.2 $357.8 $42.1 $18.0 $5.7 0.2% Residential mortgage $12.0 $5.6 $2.2 $2.3 $1.9 1.0% Home equity $0.4 $0.2 $0.1 - - - Other consumer $9.0 $2.2 $0.8 $0.5 $0.7 0.2% Total consumer $21.4 $8.0 $3.1 $2.8 $2.6 0.5% Total loans with deferrals $633.6 $365.8 $45.2 $20.8 $8.3 0.3% As a % of total loans 21.9% 12.6% 1.6% 0.7% 0.3%  Loan deferral balances are now 27 bps of total loans, down significantly from the peak in late-May 1 Deferral balances as of January 15, 2021 and total loan balances as of December 31, 2020.

Near-term Profitability Drivers  Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin  Annual interest expense savings of approximately $25 million expected for 2021  SBA platform is hitting its stride following last year’s accelerated sales and operations hiring  SBA gain on sale revenue expected to be in the range of $14 million - $15 million for 2021  Mortgage banking revenue expected to remain strong in the near-term  Continue to remain cautiously optimistic regarding the impact of the COVID-19 pandemic on the credit quality of the loan portfolio 11

Fourth Quarter 2020 Highlights 12 Earnings  Portfolio loan balances increased by $46.3 million, or 1.5% from 3Q20  SBA loan sales contributed $3.5 million of fee revenue  Sold $7.4 million of public finance loans at a gain of $0.2 million  Deposit balances down 3.0% due to declines in CDs and brokered deposits  Regulatory capital ratios increased from 3Q20 and remain strong  Continued strong on- and off-balance sheet liquidity to manage impact of COVID-19 environment  Cost of interest-bearing deposits declined 22 bps from 3Q20 to 1.29%  FTE net interest margin increased 24 bps to 1.91%1  Allowance for loan losses / total loans, excluding PPP, increased to 0.98%1  Asset quality remained stable with NPAs to total assets of 0.24%  Record diluted EPS of $1.12  Record quarterly net income of $11.1 million  Total revenue of $31.5 million, up 9.7% from 3Q20 and 51.7% from 4Q19 12 Key Operating Trends Disciplined Balance Sheet Management Liquidity and Capital 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

13 Meaningful Outperformance vs. Peers Total Deposit Cost Change1 Revenue % Change1 Net Interest Margin Change1 Share Price % Change2 13% 40% 52% $3 - $7bn asset banks Top quartile INBK (in bps) 1 Change from 4Q19 – 4Q20; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents median of top quartile; peer data includes FTE net interest margin data if available 2 Change from 12/31/2019 – 12/31/2020; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents median of top quartile (in bps) -53 -85 -106 $3 - $7bn asset banks Top quartile INBK -18% -1% 21% $3 - $7bn asset banks Top quartile INBK Source: S&P Global Market Intelligence; data available as of 1/30/21 -24 24 24 $3 - $7bn asset banks Top quartile INBK

$954 $1,251 $2,091 $2,716 $2,964 $3,059 2015 2016 2017 2018 2019 2020 vs. Peers1 at 15.3% $956 $1,463 $2,085 $2,671 $3,154 $3,271 2015 2016 2017 2018 2019 2020 $104 $154 $224 $289 $305 $331 2015 2016 2017 2018 2019 2020 Dollars in millions Total Assets Total Loans Total Deposits Shareholders’ Equity History of Strong Organic Growth 14 Execution of the business strategy has driven consistent and sustained balance sheet growth CAGR: 27.3% CAGR: 26.2% CAGR: 27.9% CAGR: 26.1% 1 Source: S&P Global Intelligence; peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of September 30, 2020. Dollars in millions Dollars in millions Dollars in millions vs. Peers1 at 13.6% vs. Peers1 at 14.3% $1,270 $1,854 $2,768 $3,542 $4,100 $4,246 2015 2016 2017 2018 2019 2020

9.33% 10.12% 8.77% 8.60% 8.65% 9.53% 9.84% 9.35% 10.06% 2015 2016 2017 2018 2019 2020 0.81% 0.74% 0.66% 0.72% 0.65% 0.69% 0.74% 0.78% 0.73% 2015 2016 2017 2018 2019 2020 $8,929 $12,074 $15,226 $23,814 $25,239 $29,453 $17,072 $21,900 $31,084 2015 2016 2017 2018 2019 2020 15 Capital has been deployed into new loan verticals, driving earnings growth 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 2017 reported net income of $15.2 million included the revaluation of the Company’s net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 3 2018 reported net income of $21.9 million included a write-down of legacy other real estate owned which reduced net income by $1.9 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 4 2020 reported net income of $29.5 million included a write-down of legacy other real estate owned which reduced net income by $1.6 million and negatively impacted Net Income, EPS, ROAA and ROATCE. Net Income1,2,3,4 Diluted EPS1,2,3,4 Return on Average Assets1,2,3,4 Return on Average Tangible Common Equity1,2,3,4 Dollars in thousands $1.96 $2.30 $2.13 $2.30 $2.51 $2.99 $2.39 $2.50 $3.16 2015 2016 2017 2018 2019 2020 Profitability Driven by Capital Deployment

Growth Drives Economies of Scale 16 Scalable, technology-driven model has delivered increasing efficiency and is a key component driving improved operating leverage 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 3Q20 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.1 million. $2.4 $3.5 $5.6 $5.4 $6.2 $5.0 $12.5 $12.7 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Dollars in millions Noninterest Income Noninterest Expense1,2 $11.1 $11.7 $11.7 $13.5 $13.2 $14.3 $12.6 $14.5 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Dollars in millions $16.4 Noninterest Expense / Average Assets1,2 1.24% 1.23% 1.11% 1.22% 1.31% 1.21% 1.34% 1.51% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1.32% Total Assets Per FTE $17.6 $18.4 $18.6 $17.9 $17.4 $17.4 $17.4 $16.6 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Dollars in millions

17 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Deposits Dollars in millions NIM – GAAP and FTE1  FTE net interest margin improved by 24 bps from 3Q20  Interest expense on deposits declined as: 1) higher cost CDs matured and were either replaced at lower rates or not renewed; and 2) money market rates were lowered substantially  Interest income on loans increased due to higher average balances in healthcare finance, construction and small business lending, supplemented by an increase in prepayment fees. Net Interest Income – GAAP and FTE1 Net Interest Income and Net Interest Margin 4.20% 4.11% 4.00% 3.88% 3.96% 2.35% 2.24% 1.94% 1.51% 1.29% 4Q19 1Q20 2Q20 3Q20 4Q20 Yield on loans Cost of interest-bearing deposits $15.4 $15.0 $14.4 $16.2 $18.9 $16.9 $16.6 $15.9 $17.7 $20.3 4Q19 1Q20 2Q20 3Q20 4Q20 GAAP FTE 1.51% 1.50% 1.37% 1.53% 1.78% 1.67% 1.65% 1.50% 1.67% 1.91% 4Q19 1Q20 2Q20 3Q20 4Q20 GAAP FTE

Net Interest Margin Drivers

- Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs and higher loan yields
  - Interest-earning asset yields increased 8 bps from 3Q20 and are expected to remain relatively stable in the near-term.
- Ongoing opportunity to continue lowering deposit costs
  - $917 million of CDs with a weighted average cost of 1.87% mature in the next twelve months – replacement cost is currently less than 50 bps
  - Lowered money market rates 15 - 20 bps during the quarter

NIM – FTE[1] Linked-Quarter Change



1.67%
+18 bps
+12 bps
-3 bps
-3 bps
1.91%
3Q20
Deposits
Loans
Securities
Cash/Other
4Q20

Monthly Rate Paid on Int. Bearing-Deposits



2.33%
2.16%
1.80%
1.42%
1.34%
1.30%
1.23%
Dec-19
Mar-20
Jun-20
Sep-20
Oct-20
Nov-20
Dec-20

18

FIRST INTERNET BANCORP

1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Deposit Composition 19 Total Deposits - $3.3B as of 12/31/20 Total Non-Time Deposits - $1.7B as of 12/31/201 $96.8 3% $188.6 6% $43.2 1% $1,350.6 41% $1,591.7 49% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $265.6 16% $122.0 7% $691.7 41% $599.8 36% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits  Total deposits declined $101.5 million, or 3.0%, compared to 3Q20, and increased $116.9 million, or 3.7%, year-over-year  Demand deposits increased $44.3 million compared to 3Q20, including $10.7 million of noninterest- bearing deposits  CD and brokered deposit balances decreased $130.5 million compared to 3Q20  Cost of interest-bearing deposits declined 22 bps from 3Q20 to 1.29% Dollars in millionsDollars in millions

Liquidity and Capital 20 1 See Reconciliation of Non-GAAP Financial Measures 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Regulatory Capital Ratios – December 31, 20202Tangible Book Value Per Share1  Regulatory capital ratios remained strong at the Company and Bank levels  Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 45 bps to 7.69%  Continued to have sufficient liquidity to handle the current economic impact of COVID-19 Company Bank Total shareholders' equity to assets 7.79% 8.64% Tangible common equity to tangible assets1 7.69% 8.54% Tier 1 leverage ratio 7.95% 8.78% Common equity tier 1 capital ratio 11.31% 12.49% Tier 1 capital ratio 11.31% 12.49% Total risk-based capital ratio 14.91% 13.47% $19.38 $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 2013 2014 2015 2016 2017 2018 2019 2020

Loan Portfolio Overview 21  Total portfolio loans increased $46.3 million, or 1.5%, compared to 3Q20, and increased $95.7 million, or 3.2%, year-over-year  Commercial loan balances increased $73.1 million, or 3.0%, compared to 3Q20 driven by growth in healthcare finance and construction lending  Consumer loan balances declined $25.3 million, or 5.0%, due primarily to increased prepayment activity in the residential mortgage portfolio Loan Portfolio Mix 1 Includes commercial and industrial and owner-occupied commercial real estate balances 14% 11% 10% 10% 10% 19% 16% 16% 11% 8% 1% 2% 4%2% 4% 11% 17%22% 26% 24% 20% 49% 38% 34% 34% 31% 5% 2% 2% 2% 4% 13% 9% 7% 6% 6% $1,250.8 $2,091.0 $2,716.2 $2,963.5 $3,059.2 2016 2017 2018 2019 2020 Commercial and Industrial Commercial Real Estate Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Residential Mortgage/HE/HELOCs Consumer 1 Dollars in millions

12% 24% 22% 37% 5% Single Tenant Lease Financing 22 7% 7% 6% 5% 4% 4% 4% 4% 2%2% 55% Red Lobster ICWG Wendy's Burger King Walgreens Bob Evans Dollar General CVS 7-Eleven Taco Bell Other 24% 22% 15% 10% 10% 7% 6% 2% 2% 2% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other Portfolio Mix by Geography  $950.2 million in balances as of December 31, 2020  Long term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 49%  Average loan size of $1.4 million  Strong historical credit performance  All loans previously on deferral programs have resumed payment  No delinquencies for performing loans Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant

Public Finance 23 1% 2% 5% 5% 21% 5% 6% 1% 2%1%3% 48% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 31% 16% 11% 10% 6% 6% 5% 4% 3% 3% 5% General Obligation Essential use equipment loans Utilities Revenue Lease rental revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Short term cash flow fin (BAN) - G.O. Sales tax, food and bev tax, hotel tax Public higher ed facilities - G.O. Municipally owned health care facilities Others  $622.3 million in balances as of December 31, 2020  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing  Federal stimulus funds provide relief from tax revenue declines and/or delays caused by the COVID-19 crisis  No delinquencies or losses since inception  No borrowers currently receiving payment deferrals Portfolio Mix by Repayment Source Borrower Mix by Credit Rating 56% 7% 6% 5% 4% 4% 3% 3% 12% IN OK OH IA MO MI MS GA Other Portfolio Mix by State

Healthcare Finance  $528.2 million in balances as of December 31, 2020  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $631,000  Only one loan remains on deferral, down from late-May peak of approximately 79% of the portfolio 24 Portfolio Mix by Borrower Use Portfolio Mix by Borrower 86% 7% 7% Dentists Veterinarians Other 29% 11% 5%5%4%4% 4% 38% CA TX NY AZ FL NJ WA Other Portfolio Mix by State 80% 15% 3% 2% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other

C&I and Owner-Occupied Commercial Real Estate  $165.2 million in combined balances as of December 31, 2020  Current C&I LOC utilization of 45%  Average loan sizes  C&I: $287,000  Owner-occupied CRE: $897,000  Exited relationships totaling in excess of $65 million over the last two years to de-risk the portfolio  Only one loan is currently on a payment deferral program 25 32% 15% 11% 9% 8% 6% 19% Services Construction Real Estate and Rental and Leasing Retail Trade Manufacturing Wholesale Trade Other Portfolio Mix by Major Industry Portfolio Mix by State Portfolio by Loan Type 52% 26% 6% 5% 3% 8% IN AZ IL OH FL Other 55%35% 10% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit

Small Business Lending  $125.6 million in balances as of December 31, 2020  Current balance of $51.2 million outstanding under the Paycheck Protection Program  3.9% of balances are currently on payment deferral programs  SBA sales, credit and operations teams continue to expand as origination volumes ramp up 26 22% 16% 15% 10% 10% 9% 18% Services Accommodation and Food Services Health Care and Social Assistance Retail Trade Manufacturing Construction Other Portfolio Mix by Major Industry Portfolio Mix by State 35% 16%9% 5% 4% 3% 28% IN IL CA FL AZ OR Other 1 Excludes PPP loans Dollars in millions Managed SBA 7(a) Loans1 $47.8 $54.1 $59.6 $64.9 $74.5 $104.0 $103.9 $113.9 $131.5 $166.0 $34.8 $11.6 $11.6 $151.8 $158.0 $173.5 $231.2 $252.1 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Retained Balance Servicing Portfolio Held For Sale

Residential Mortgage  $206.6 million in balances as of December 31, 2020 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers  Avg. loan size of $164,000  Avg. credit score at orig. of 770  Avg. LTV at origination of 66%  Strong historical credit performance  Approximately 1% of balances are currently on payment deferral programs 27 23% 2% 59% 7% 9% National Portfolio with Midwest Concentration Concentration by State State Percentage Indiana 56% California 18% New York 4% Florida 3% Virginia 2% All other states 17% Loan Type Percentage Single Family Residential 75% SFR Construction to Permanent 15% Home Equity – LOC 8% Home Equity – Closed End 2% Concentration by Loan Type

Specialty Consumer Geographically Diverse Portfolio Concentration by State State Percentage Texas 15% California 12% Florida 6% North Carolina 4% Colorado 3% All other states 60% 28  $275.7 million in balances as of December 31, 2020  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers  Avg. credit score at orig. of 779  Avg. loan size of $19,437  Strong historical credit performance  Less than 0.2% of balances are currently on payment deferral programs Loan Type Percentage Trailers 53% Recreational Vehicles 34% Other consumer 13% 22% 22% 19% 28% 9% Concentration by Loan Type

Excellent Asset Quality 29 Asset quality remains among the best in the industry driven by a strong credit culture and lower-risk asset classes NPAs / Total Assets NPLs / Total Loans Allowance for Loan Losses / NPLs Net Charge-Offs (Recoveries) / Average Loans 0.37% 0.31% 0.21% 0.10% 0.22% 0.24% 2014 2015 2016 2017 2019 2020 0.02% 0.09% 0.04% 0.03% 0.23% 0.33% 2014 2015 2016 2017 2019 2020 5,001% 1,014% 1,784% 2,013% 324% 290% 2014 2015 2016 2017 2019 2020 0.05%(0.07%) 0.15% 0.04% 0.04% 0.06% 2014 2015 2016 2017 2019 2020

30 Appendix

Loan Portfolio Composition

Dollars in thousands	2017	2018	2019	1Q20	2Q20	3Q20	4Q20
Commercial loans							
Commercial and industrial	$ 121,966	$ 107,405	$ 96,420	$ 95,227	$ 81,687	$ 77,116	$ 75,387
Owner-occupied commercial real estate	71,872	77,569	86,726	87,956	86,897	89,095	89,785
Investor commercial real estate	7,273	5,391	12,567	13,421	13,286	13,084	13,902
Construction	49,213	39,916	60,274	64,581	77,591	92,154	110,385
Single tenant lease financing	803,299	919,440	995,879	972,275	980,292	960,505	950,172
Public finance	438,341	706,342	687,094	627,678	647,107	625,638	622,257
Healthcare finance	31,573	117,007	300,612	372,266	380,956	461,740	528,154
Small business lending	4,870	17,370	46,945	54,056	118,526	123,168	125,589
Total commercial loans	1,528,407	1,990,440	2,286,517	2,287,460	2,386,342	2,442,500	2,515,631
Consumer loans							
Residential mortgage	299,935	399,898	313,849	218,730	208,728	203,041	186,787
Home equity	30,554	28,735	24,306	23,855	22,640	22,169	19,857
Trailers	101,369	136,620	146,734	148,700	147,326	145,775	144,493
Recreational vehicles	69,196	91,912	102,702	103,868	102,088	96,910	94,405
Other consumer loans	56,968	51,239	45,873	44,037	42,218	39,765	36,794
Total consumer loans	558,022	708,404	633,464	539,190	523,000	507,660	482,336
Net def. loan fees, prem., disc. and other [1]	4,764	17,384	43,566	65,443	64,332	62,754	61,264
Total loans	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 2,892,093	$ 2,973,674	$ 3,012,914	$ 3,059,231

1 Includes carrying value adjustments of $42.7 million, $44.3 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and $44.6 million, $21.4 million, $5.0 million and $0.3 million as of March 31, 2020, December 31, 2019, December 31, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

31

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Total equity - GAAP	$294,013	$296,120	$295,140	$304,913	$305,127	$307,711	$318,102	$330,944
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$289,326	$291,433	$290,453	$300,226	$300,440	$303,024	$313,415	$326,257
Total assets - GAAP	$3,670,176	$3,958,829	$4,095,491	$4,100,083	$4,168,146	$4,324,600	$4,333,624	$4,246,156
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,665,489	$3,954,142	$4,090,804	$4,095,396	$4,163,459	$4,319,913	$4,328,937	$4,241,469
Common shares outstanding	10,128,587	10,016,458	9,741,800	9,741,800	9,801,825	9,799,047	9,800,569	9,800,569
Total shareholders' equity to assets	8.01%	7.48%	7.21%	7.44%	7.32%	7.12%	7.34%	7.79%
Effect of goodwill	(0.12%)	(0.11%)	(0.11%)	(0.11%)	(0.10%)	(0.11%)	(0.10%)	(0.10%)
Tangible common equity to tangible assets	7.89%	7.37%	7.10%	7.33%	7.22%	7.01%	7.24%	7.69%
Net interest income	$16,244	$16,105	$15,244	$15,374	$15,018	$14,426	$16,232	$18,865
Adjustments:								
Fully-taxable equivalent adjustments [1]	1,557	1,612	1,595	1,570	1,535	1,437	1,424	1,400
Net interest income - FTE	$17,801	$17,717	$16,839	$16,944	$16,553	$15,863	$17,656	$20,265
Net interest margin	1.86%	1.73%	1.54%	1.51%	1.50%	1.37%	1.53%	1.78%
Adjustments:								
Effect of fully-taxable equivalent adjustments [1]	0.18%	0.18%	0.16%	0.16%	0.15%	0.13%	0.14%	0.13%
Net interest margin - FTE	2.04%	1.91%	1.70%	1.67%	1.65%	1.50%	1.67%	1.91%
Noninterest expense	$11,109	$11,709	$11,203	$12,613	$13,486	$13,244	$16,412	$14,513
Adjustments:								
Write-down of other real estate owned	-	-	-	-	-	-	2,065	-
Adjusted noninterest expense	$11,109	$11,709	$11,203	$12,613	$13,486	$13,244	$14,347	$14,513
Noninterest expense/average assets	1.24%	1.23%	1.11%	1.22%	1.32%	1.23%	1.51%	1.34%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%	0.00%
Adjusted noninterest expense/average assets	1.24%	1.23%	1.11%	1.22%	1.32%	1.23%	1.32%	1.34%

[1] Assuming a 21% tax rate

32

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

	2015	2016	2017	2018	2019	2020
Net income - GAAP	$8,929	$12,074	$15,226	$21,900	$25,239	$29,453
Adjustments:						
Write-down of other real estate owned	-	-	-	1,914	-	1,631
Net deferred tax asset revaluation	-	-	1,846	-	-	-
Adjusted net income	$8,929	$12,074	$17,072	$23,814	$25,239	$31,084
Diluted average common shares outstanding	4,554,219	5,239,082	7,149,302	9,508,653	10,044,483	9,842,425
Diluted earnings per share - GAAP	$1.96	$2.30	$2.13	$2.30	$2.51	$2.99
Adjustments:						
Effect of write-down of other real estate owned	-	-	-	0.20	-	0.17
Effect of net deferred tax asset revaluation	-	-	0.26	-	-	-
Adjusted diluted earnings per share	$1.96	$2.30	$2.39	$2.50	$2.51	$3.16
Total average equity - GAAP	$100,428	$124,023	$178,212	$259,416	$296,382	$313,763
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$95,741	$119,336	$173,525	$254,729	$291,695	$309,076
Return on average assets	0.81%	0.74%	0.66%	0.72%	0.65%	0.69%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.06%	0.00%	0.04%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.08%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.81%	0.74%	0.74%	0.78%	0.65%	0.73%
Return on average shareholders' equity	8.89%	9.74%	8.54%	8.44%	8.52%	9.39%
Effect of goodwill	0.44%	0.38%	0.23%	0.16%	0.13%	0.14%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	9.53%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	9.53%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.75%	0.00%	0.53%
Effect of net deferred tax asset revaluation	0.00%	0.00%	1.07%	0.00%	0.00%	0.00%
Adjusted return on average tangible common equity	9.33%	10.12%	9.84%	9.35%	8.65%	10.06%

33

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2013	2014	2015	2016	2017	2018	2019	4Q20
Total equity - GAAP	$90,908	$96,785	$104,330	$153,942	$224,127	$288,735	$304,913	$330,944
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$86,221	$92,098	$99,643	$149,255	$219,440	$284,048	$300,226	$326,257
Common shares outstanding	4,448,326	4,439,575	4,481,347	6,478,050	8,411,077	10,170,778	9,741,800	9,800,569
Book value per common share	$20.44	$21.80	$23.28	$23.76	$26.65	$28.39	$31.30	$33.77
Effect of goodwill	(1.06)	(1.06)	(1.04)	(0.72)	(0.56)	(0.46)	(0.48)	(0.48)
Tangible book value per common share	$19.38	$20.74	$22.24	$23.04	$26.09	$27.93	$30.82	$33.29
Allowance for loan losses	$ 5,426	$ 5,800	$ 8,351	$ 10,981	$ 14,970	$ 17,896	$ 21,840	$ 29,484
Loans	501,153	732,426	953,859	1,250,789	2,091,193	2,716,228	2,963,547	3,059,231
Adjustments:								
PPP loans	-	-	-	-	-	-	-	(50,554)
Loans, excluding PPP loans	$ 501,153	$ 732,426	$ 953,859	$ 1,250,789	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 3,008,677
Allownace for loan losses to loans	1.08%	0.79%	0.88%	0.88%	0.72%	0.66%	0.74%	0.96%
Effect of PPP loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
Allowance for loan losses to loans, excluding PPP loans	1.08%	0.79%	0.88%	0.88%	0.72%	0.66%	0.74%	0.98%

34

First Internet Bancorp